UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 2, 2011

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Directors

Immediately following the Annual Meeting of Shareholders on March 2, 2011, Mr. Lewis Burns retired from the Board of Directors pursuant to the Corporate Governance Guidelines of Esterline Technologies Corporation (“Esterline”), which require directors to tender their resignation prior to the annual shareholders meeting following their 72nd birthday. Also immediately following the Annual Meeting, Mr. John F. Clearman retired from the Board of Directors. The retirements were previously announced in Esterline’s proxy statement in connection with the Annual Meeting.

As a result, the Board of Directors reduced the size of the Board of Directors from eleven to nine members.

Appointment of Director

On March 2, 2011, Esterline’s Board of Directors increased the size of the Board from nine to ten directors and elected Ms. Mary L. Howell to serve as a member of the Board of Directors, effective immediately. Prior to her retirement in December 2009, Ms. Howell served as Executive Vice President with Textron, Inc. and was responsible for defense programs and the international growth of the company, especially in China and India.

Ms. Howell will be proposed to shareholders at the 2012 Annual Meeting of Shareholders for election as a director. There was no arrangement or understanding between Ms. Howell and any other person pursuant to which she was elected to her position. Ms. Howell has been appointed to the Audit Committee and Compensation Committee.

For her services as a non-employee director, Ms. Howell will be entitled to receive the standard compensation for a non-employee director of Esterline. Esterline will also reimburse Ms. Howell for out-of-pocket expenses incurred in connection with attendance or participation at meetings. The non-employee director compensation program is described in further detail in Esterline’s proxy statement for its 2011 Annual Meeting filed with the Securities and Exchange Commission on January 21, 2011.

In connection with Ms. Howell’s appointment, Esterline has issued a press release, which should be read in conjunction with the note regarding forward-looking statements included in the press release, attached hereto as Exhibit 99.1.

Committee Appointment

On December 13, 2010 and January 10, 2011, Esterline filed a Form 8-K and amendment to Form 8-K disclosing, among other things, that Dr. Delores M. Etter was elected to the Board of Directors. At the time of those filings, the committees of the Board on which Dr. Etter would serve had not yet been determined. On March 2, 2011, Dr. Etter was appointed to the Compensation Committee and Strategy & Technology Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders was held on March 2, 2011, at which the shareholders acted on the following proposals:

(a)	The election of the following directors for three-year terms expiring at the 2014 annual meeting:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Robert W. Cremin	26,055,927	592,773	146,590	1,519,929
Anthony P. Franceschini	25,987,290	659,372	148,628	1,519,929
James J. Morris	26,248,081	398,564	148,645	1,519,929

The election of the following director for a one-year term expiring at the 2012 annual meeting:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Delores M. Etter	26,538,806	107,810	148,674	1,519,929

Each of the nominees set forth above were duly elected.

(b)	Approval, on an advisory basis, of executive compensation:

Votes Cast
For	Against	Abstain	Broker Non-Votes
26,021,099	620,120	154,071	1,519,929

Of the total votes cast, over 97% voted to approve the proposal.

(c)	An advisory vote on the frequency of the advisory vote on executive compensation:

Votes Cast
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
23,013,498	202,994	3,566,567	12,231	1,519,929

Of the total votes cast, approximately 86% voted to hold an advisory vote on executive compensation every year. In light of these voting results, Esterline has determined to include an advisory vote on executive compensation in its proxy materials every year until the next required vote on the frequency of the advisory vote on the compensation of executives.

(d)	The ratification of the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending October 28, 2011:

Votes Cast
For	Against	Abstain
28,045,727	263,274	6,218

The foregoing proposal was approved.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 7, 2011	By:	/S/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated March 7, 2011.